Exhibit 10.5

***Text Omitted and Filed Separately with the Securities and Exchange Commission.

Confidential Treatment Requested under 17 C.F.R. Sections 200.80(b)(4) and 230.406

AMENDMENT NUMBER 4

TO THE LICENSE AND DISTRIBUTION AGREEMENT

between GW PHARMA LIMITED (“GW”) having its registered office at Porton Down Science Park, Salisbury, Wiltshire SP4 0JQ and BAYER HEALTHCARE AG, Division Pharma, having its registered office at Bayerwerk, 51368 Leverkusen, Germany (“Bayer”)

WHEREAS, Bayer and GW executed a License and Distribution Agreement as of the 20th day of May 2003, as amended by Amendments Number 1, 2 and 3;

WHEREAS, Bayer and GW wish to amend certain clauses under the License and Distribution Agreement on the terms set out in this Amendment Number 4;

WHEREAS, Bayer and GW agreed to terminate the Subscription Option Agreement dated the 20th day of May 2003 on the terms set out in this Amendment Number 4;

NOW, THEREFORE, THE PARTIES HEREBY AGREE AS FOLLOWS:

1.              The definition of the “First Ready Date”, as established by Amendment Number 2 to the License and Distribution Agreement, shall be revised as follows:

“First Ready Date” shall mean the earlier of (i) the sixth business day after grant of the first Marketing Authorisation for the Product in the UK Territory and (ii) 16 September 2005.

2.              The definition of the “Second Ready Date”, as established by Amendment Number 2 to the License and Distribution Agreement, shall be revised as follows:

“Second Ready Date” shall mean 16 September 2005.

3.              The existing Clause 3.1 of the License and Distribution Agreement shall be deleted in its entirety and replaced with the following:

“Subject to Clause 3.3, at any time between the Effective Date and the First Ready Date, Bayer may opt to add Australia and New Zealand to the Territory and on the agreed respective Launch Conditions to be set out in Part B of Appendix 3 to this Agreement and otherwise subject to the terms of this Agreement (including without limitation Clause 3.2 below). Subject to Clause 3.3, at any time between the Effective Date and the Second Ready Date, Bayer may opt to add to the Territory certain further countries in the EEA and the United States of America, and on the agreed respective Launch Conditions to be set out in Part B of Appendix 3 to this Agreement and otherwise subject to the terms of this Agreement (including without limitation Clause 3.2 below) and, if applicable, subject also to agreement between Bayer and GW in relation to any revisions to this Agreement required and/or appropriate under applicable law and regulation by reason of the proposed addition of a country or countries to the Territory,. Failure to agree any respective Launch Conditions by the First Ready Date in respect of Australia and New Zealand and by the Second Ready Date in respect of countries in the EEA and the United States of America will result in GW being free to enter into a binding agreement with one or more Third Parties with respect to such countries unless the Parties shall have mutually agreed in writing to an extension of the period within which to finalise such terms.”

4.              A new Clause 3.3 shall be included in the following terms:

“Bayer undertakes and agrees to provide GW by no later than 30 June 2005 written confirmation of those countries referred to in Clause 3.1 above (which it is entitled to add to the Territory pursuant to Clause 3.1) which it intends to extend to the Territory. Any countries not expressly referred to in such written confirmation shall be deemed excluded from the Territory extension procedure contained in Clause 3.1 “

5.              Appendix 3, Part A.1 (UK Territory) shall be replaced by Appendix 1, Part A.1 (UK Territory), as attached to this Amendment.

6.              Appendix 3, Part A.2 (Canada Territory), as attached to Amendment Number 1 to the License and Distribution Agreement, shall be replaced by Appendix 1, Part A.2 (Canada Territory), as attached to this Amendment.

7.              This Amendment Number 4 shall be executed in two counterparts, but shall not be effective until each party has executed at least one counterpart. Each counterpart shall constitute an original of this Amendment, but all counterparts shall together constitute but one and the same instrument.

IN WITNESS WHEREOF, the Parties, through their authorised officers, have executed this Amendment Number 4 as of the date first written above.

Signed for and on behalf of BAYER HEALTHCARE AG Leverkusen, May 9, 2005	Signed for and on behalf of GW PHARMA LIMITED Salisbury, May 10 2005

/s/ Dr. Horst Harenberg	/s/ Justin Gover
Dr. Horst Harenberg Head of International Cooperations and Licensing Europe	Justin Gover Managing Director

/s/ Dr. Dirk Ehle	/s/ David Kirk
Dr. Dirk Ehle Law and Patents	David Kirk Finance Director

APPENDIX 3 for the UK Territory

LAUNCH CONDITIONS, UPFRONTS, MILESTONE EVENTS and PAYMENTS

PART A

The following payments are payable under the provisions of Clause 4 in relation to the following countries of the Territory:

A1.          UK Territory

1.              Upon entry by GW and Bayer into this Agreement payable on signature £5 million (payment already executed)

2.              Upon the grant of a Marketing Authorisation by the UK MHRA (or successor body) for Product such sum as is equal to the sum of
£6 million

3.              Upon the grant of a Marketing Authorisation by the UK MHRA (or successor body) for Product for the indication of relief of one or more primary symptoms in patients with MS. £4 million

4.              Upon the grant of a Marketing Authorisation by the UK MHRA (or successor body) for Product in the indication of     ***    .
£***

5.              Upon the grant of a Marketing Authorisation by the UK MHRA (or successor body) for Product extract in the indication of      ***     .
£***

6.              Subject to paragraph 9, in the event that Bayer’s Net Sales in the UK Territory in Commercial Year 1 exceed the Net Sales forecast as specified in Appendix 1, Part A of the Supply Agreement (as amended by Amendment Number 2), for each ***% (*** percent) in excess of the Net Sales forecast an amount of £*** million, up to a maximum (which would be achieved in the event that BAYER’s Net Sales forecasts are exceeded by ***%) of £***

7.              Subject to paragraph 9, in the event that Bayer’s Net Sales in the UK Territory in Commercial Year 2 exceed the Net Sales forecast as specified in Appendix 1, Part A of the Supply Agreement (as amended by Amendment Number 2), for each *** % (*** percent) in excess of the Net Sales forecast an amount of £***million, up to a maximum (which would be achieved in the event that BAYER’s sales forecasts are exceeded by ***%) of £***

8.              Subject to paragraph 9, in the event that Bayer’s Net Sales in the UK Territory in Commercial Year 3 exceed the Net Sales forecast as specified in Appendix 1, Part A of the Supply Agreement (as amended by Amendment Number 2), for each *** % (*** percent) in excess of the Net Sales forecast an amount of £*** million, up to a maximum (which would be achieved in the event that Bayer’s sales forecasts are exceeded by ***%) of £***

9.              With respect to the payments referred to in paragraphs 6, 7 and 8 above, if Bayer’s Net Sales in the 4th quarter of each of the first 3 Commercial Years fall below the average of Bayer’s Net Sales in the preceding two quarters, then that year’s additional milestone payment shall be deemed to be £*** and shall become immediately payable.

10.        Additionally, at the end of the first 3 Commercial Years, Bayer’s actual cumulative Net Sales shall be compared to Bayer’s total Net Sales forecast for this 3 year period as

***         Portions of this page have been omitted pursuant to a request for Confidential Treatment and filed separately with the Commission.

contained in Appendix 1, Part A of the Supply Agreement (as amended by Amendment

Number 2). For each ***% by which Bayer’s actual cumulative Net Sales exceed Bayer’s total Net Sales forecast, £*** shall be payable, provided that any sums due and payable hereunder shall be reduced by an amount equal to any payments made pursuant to paragraphs 6, 7, 8 and 9 above).

For the avoidance of doubt, GW’s maximum entitlement under paragraphs 6, 7, 8, 9 and 10 shall not exceed £***, which would be achieved in the event that Bayer’s 3 year cumulative Net Sales forecasts are exceeded by ***%.

11.        For the avoidance of doubt, Bayer undertakes and agrees that it will or will procure the incurring of the sales and marketing expenditure as presented to Bayer’s Commercialisation Committee prior to the commencement of each of the first 3 Commercial Years irrespective of the additional milestone payment provisions contained in paragraphs 6, 7, 8, 9 and 10 above. For the further avoidance of doubt, Bayer undertakes and agrees that the additional milestone payment provisions contained in paragraphs 6, 7, 8, 9 and 10 above shall have no adverse impact upon the UK Bayer personnel bonus payment structures or payments.

TOTAL FOR UK TERRITORY	£***million

***         Portions of this page have been omitted pursuant to a request for Confidential Treatment and filed separately with the Commission.

APPENDIX 3 for the Canada Territory

LAUNCH CONDITIONS, MILESTONE EVENTS and PAYMENTS

PART A

The following payments are payable under the provisions of Clause 4 in relation to Canada:

A.2 Canada Territory

1.              Upon the fulfillment of the Launch Conditions for Product for the indication of relief of one primary symptom in patients with MS.
£1.8 million

2.              Upon the fulfillment of the Launch Conditions for Product for the broader indication of relief of more than one primary symptom in patients with MS.
£1.2 million.

For the avoidance of doubt, if an indication of relief of more than one primary symptom in patients with MS is obtained at one time, then both the payments in 1 and 2 above are payable.

3.              Upon the fulfillment of the Launch Conditions for Product in an indication of relief of a form of     ***    .
£***

4.              Upon the fulfillment of the Launch Conditions for Product in the ***   .
£***.

For the avoidance of doubt, if an indication of relief of    ***    is obtained at one time, then both the payments in 3 and 4 above are payable.

5.              Upon the fulfillment of the Launch Conditions for Product in the indication of      ***     .
£***

6.              GW may at its sole discretion elect to receive a further milestone payment of £*** million in the event that BAYER’s Net Sales in Canada in Commercial Year 2 exceed ***% of the Net Sales forecast as specified in Appendix 1, Part B of the Supply Agreement as amended by Amendment Number 1. In the event that GW elects to receive this milestone payment, the Supply Price in respect of incremental Net Sales above    ***    percent (***%) of the Net Sales forecast shall be reduced to    ***   percent (***%) of the Net Selling Price. Such reduction in the Supply Price shall be effective retroactively for Commercial Year 2 and for subsequent Commercial Years.

7.              Upon signature of this Amendment No. 4 and in consideration for the first approval of Sativex in Canada and the inclusion of the United States of America in Clause 3.1. of the Licence and Distribution Agreement.
£1.0 million.

Total for Canada	£*** million

***         Portions of this page have been omitted pursuant to a request for Confidential Treatment and filed separately with the Commission.